      As Filed with the Securities and Exchange Commission on May 10, 2000

                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                     UNITED BANCORPORATION OF ALABAMA, INC.

             (Exact name of registrant as specified in its charter)

       DELAWARE                                       63-0833573
(State of Incorporation)                  (I.R.S. Employer Identification No.)

                                 P. O. Drawer 8
                              Atmore, Alabama 36504
                                 (334) 368-2525

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             1998 STOCK OPTION PLAN

                                       OF

                     UNITED BANCORPORATION OF ALABAMA, INC.
                            (full title of the Plan)

                              ROBERT R. JONES, III
                                    President
                                 P. O. Drawer 8
                              Atmore, Alabama 36504
                                 (334) 368-2525
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of all communications to:
                             JAMES DALE SMITH, ESQ.
                           Armbrecht, Jackson, DeMouy,
                         Crowe, Holmes & Reeves, L.L.C.
                                  P.O. Box 290
                              Mobile, Alabama 36601
                                 (334) 405-1300

                         CALCULATION OF REGISTRATION FEE

Title of each            Amount to be          Proposed maximum      Proposed maximum      Amount of
class of                 registered(1)         offering price        aggregate             registration fee
securities to be                               per share(2)          offering price        (2)
registered                                                           (2)

Class A, Common          69,200 shares         $31.00                $2,145,200.00         $566.33
Stock, $.01 par
value

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers an indeterminate amount of securities to be offered or issued pursuant to the antidilution provisions of the Plan described herein. Represents the number of shares issuable pursuant to options which may be granted under the Plan excluding options previously granted which where previously exercised.

(2) Pursuant to Rule 457 under the Securities Act, the offering price is estimated solely for the purpose of determining the registration fee and is based on the most recent sales price of $31.00 of Class A Common Stock reported to the Registrant, for a sale on May 3, 2000.

                                     PART I

                                EXPLANATORY NOTE


         This Registration Statement is being filed in order to register 69,200 shares of Class A common stock, $.01 par value per share ("Company Stock"), of United Bancorporation of Alabama, Inc. (the "Registrant"), which may be sold pursuant to the terms and conditions of the 1998 Stock Option Plan of United Bancorporation of Alabama, Inc., as amended (the "Plan").

         The number of shares issuable under the Plan was adjusted in accordance with the Plan to account for the 2-for-1 split of Company Stock in May, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3: Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference and made a part hereof:

         (a) The Registrant's latest Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1999.

         (c) The Registrant's definitive proxy statement filed pursuant to
Section 14 of the Exchange Act in connection with the Registrant's May 3, 2000 annual meeting of shareholders.

         (d) The description of the Registrant's $.01 par value Class A common stock contained in a registration statement filed under Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained herein, or in a document all or a portion of which is incorporated by reference herein, shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4:  Description of Securities.

         Not applicable.

Item 5:  Interest of Named Experts and Counsel

         Not applicable.

Item 6:  Indemnification of Directors and Officers.

         The Restated Certificate of Incorporation (the "Certificate") of the Registrant contains a provision which eliminates the liability of a director to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director.

         The Certificate further provides that the Registrant shall indemnify any person who was or is a party to any civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the full extent permitted by the Delaware General

Corporation Law, upon such determination having been made as to his good faith and conduct as required by said Delaware General Corporation Law. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Registrant.

         In addition to the Certificate of the Registrant, Section 145(c) of the Delaware General Corporation Act requires the Registrant to indemnify any director who has been successful on the merits or otherwise in defending any proceeding described above which has arisen prior to July 1, 1997. The Delaware General Corporation Law also provides that a court may order indemnification of a director if it determines that the director is fairly and reasonably entitled to such indemnification.

         The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts or omissions while acting in their official capacity.

Item 7:  Exemption from Registration Claimed.

         Not applicable.

Item 8:  Exhibits.

         The exhibits to the Registration Statement are listed in the Exhibit Index elsewhere herein.

Item 9:  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment to those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling persons of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atmore, State of Alabama, on May 10, 2000.


                                        UNITED BANCORPORATION OF ALABAMA, INC.

                                        Registrant

                                        By: /s/ Robert R. Jones, III
                                            -------------------------
                                                Robert R. Jones, III
                                                President and Chief
                                                Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert R. Jones, III, H. Leon Esneul, William J. Justice, David D. Swift, and Mitchell D. Staples, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated:


            Signature                                  Title                                   Date
/s/      Robert R. Jones, III              President, Chief Executive Officer               May 10, 2000
         Robert R. Jones, III              and Director

/s/      H. Leon Esneul                    Chairman of the Board                            May 10, 2000
         H. Leon Esneul

                                           Vice Chairman of the Board                       May   , 2000
         William J. Justice

/s/      David D. Swift                    Secretary and Director                           May 10, 2000
         David D. Swift

/s/      Mitchell D. Staples               Treasurer                                        May 10, 2000
         Mitchell D. Staples

/s/      L. Walter Crim                    Director                                         May 10, 2000
         L. Walter Crim

/s/      William C. Grisset                Director                                         May 10, 2000
         William C. Grisset

                                           Director                                         May   , 2000
         Bobby W. Sawyer

                                 EXHIBIT INDEX



Exhibit
Number                         Description
-------                        -----------
4               1998 Stock Option Plan of United Bancorporation of Alabama, Inc.
                (Incorporated by reference herein from Exhibit 3.1.1 to
                Registrant's Quarterly Report on Form 10-Q for the Quarter Ended
                March 31, 1999.)

5               Opinion and consent of Armbrecht, Jackson, DeMouy, Crowe, Holmes
                & Reeves, L.L.C. with respect to legality of securities registered

23.1            Consent of Armbrecht, Jackson, DeMouy, Crowe, Holmes & Reeves,
                L.L.C. (included in Exhibit 5)

23.2            Consent of Independent Auditors.

24 Power of Attorney (included with signature page in Part II of this registration statement)